                                                                   EXHIBIT 23.13

                                           Merrill Lynch, Pierce, Fenner & Smith
                                                       Incorporated

                                           World Financial Center
                                           North Tower
                                           250 Vesey Street
                                           New York, NY 10281

[MERRILL LYNCH LOGO]

         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

     We hereby consent to the use of our name and to the inclusion of our valuation report, dated October 27, 2003, to the Board of Directors of Telesp Celular Participacoes S.A. (the "Company"), as part of Exhibit 2.1 to Amendment No. 1 to the Registration Statement on Form F-4 and any subsequent amendment to such registration statement (such registration statement and any amendment thereto, the "Registration Statement"), the reference to our name under the captions, "Part Two: Summary--Valuation Reports" and "Part Five: The Merger of Shares--Valuation Reports", and the summarization of our valuation report under the captions, "Part Two: Summary--Valuation Reports" and "Part Five: The Merger of Shares--Valuation Reports", in the Prospectus of the Company, which Prospectus is part of the Registration Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                   INCORPORATED


                                       /s/ Daniel Gonzalez
                                       ----------------------------------------
                                       Name:  Daniel Gonzalez
                                       Title: Director


New York, New York
December 04, 2003